UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No.__)

Check the appropriate box:

[X]  Preliminary Information Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[_]  Definitive Information Statement


                           RODOBO INTERNATIONAL, INC.
                           --------------------------
                (Name of Registrant as Specified in Its Charter)


                           --------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g)

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule, or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           RODOBO INTERNATIONAL, INC.
                               380 Changjiang Road
                      Nangang District, Harbin, PRC 150001



                                                              December ___, 2008

Dear Stockholders:

The enclosed Information Statement is being furnished to the holders of record of shares of the common stock (the "Common Stock") of Rodobo International, Inc., a Nevada corporation (the "Company"), as of the close of business on the record date, _________, 20___. The purpose of the Information Statement is to notify our shareholders that on December 12, 2008, the Company received a written consent in lieu of a meeting of stockholders (the "Written Consent") from the holder of 989,305 (representing 69%) of the issued and outstanding shares of our Common Stock. The Written Consent adopted the following resolutions, which authorized the Company to amend the Company's Articles of Incorporation for the purpose of increasing the authorized capital from 16,604,278 shares, consisting of 1,604,278 shares of common stock, par value $0.001 and 15,000,000 shares of preferred stock, par value $0.001 to 230,000,000 authorized capital, consisting of 200,000,000 shares of common stock, par value $0.0001, and 30,000,000 shares of preferred stock, par value $0.0001.

You are urged to read the Information Statement in its entirety for a description of the actions taken by the majority stockholder of the Company. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The enclosed Information Statement is being furnished to you to inform you that the foregoing actions have been approved by the holder of at least a majority of the outstanding shares of all voting stock of the Company. Because a shareholder holding at least a majority of the voting rights of our outstanding common stock has voted in favor of the foregoing actions, and has sufficient voting power to approve such actions through his ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting your proxy in connection with the adoption of these resolutions and proxies are not requested from stocks.

This Information Statement is being mailed on or about ________ 20____ to stockholders of record on _________, 20____.

                                                Sincerely,

                                                /s/ Yanbin Wang
                                                ---------------
                                                Yanbin Wang
                                                Chief Executive Officer

                           RODOBO INTERNATIONAL, INC.
                               380 Changjiang Road
                      Nangang District, Harbin, PRC 150001

                              ---------------------

                              INFORMATION STATEMENT
                            PURSUANT TO SECTION 14(C)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                            AND RULE 14C-2 THEREUNDER

                      -------------------------------------

                         NO VOTE OR OTHER ACTION OF THE
                            COMPANY'S STOCKHOLDERS IS
                        REQUIRED IN CONNECTION WITH THIS
                             INFORMATION STATEMENT.

                      WE ARE NOT ASKING YOU FOR A PROXY AND
                    YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the holders of record of shares of the common stock (the "Common Stock") of Rodobo International, Inc., a Nevada corporation (the "Company"), as of the close of business on the record date, ____________, 20__. The purpose of the Information Statement is to notify our stockholders that December 12, 2008 the Company received a written consent in lieu of a meeting of stockholders (the "Written Consent") from the holder of 989,305 (representing 69%) of the issued and outstanding shares of our Common Stock. The Written Consent adopted the following resolutions, which authorized the Company to amend the Company's Articles of Incorporation for the purpose of increasing the number of authorized capital from 16,604,278 shares, consisting of 1,604,278 shares of common stock, par value $0.001 and 15,000,000 shares of preferred stock, par value $0.001 to 230,000,000 authorized capital, consisting of 200,000,000 shares of common stock par value $0.0001, and 30,000,000 shares of preferred stock, par value $0.0001. The resolutions will become effective twenty calendar days after this Information Statement is first mailed to our stockholders.

Because a shareholder holding at least a majority of the voting rights of our outstanding common stock has voted in favor of the foregoing resolutions, and has sufficient voting power to approve such actions through his ownership of common stock, no other shareholder consents will be solicited in connection with the transactions described in this Information Statement. The Board is not soliciting proxies in connection with the adoption of these resolutions and proxies are not requested from stockholders.

In accordance with our bylaws, our board of directors has fixed the close of business on _______, 20__ as the record date for determining the stockholders entitled to notice of the above noted actions. This Information Statement is being mailed on or about _______ 20__ to stockholders of record on the record date.

                             DISTRIBUTION AND COSTS

We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. In addition, we will only deliver one information statement to multiple security holders sharing an address, unless we have received contrary instructions from one or more of the security holders. Also, we will promptly deliver a separate copy of this information statement and future stockholder communication documents to any security holder at a shared address to which a single copy of this information statement was delivered, or deliver a single copy of this information statement and future stockholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written request to us at our address noted above.

Security holders may also address future requests regarding delivery of information statements by contacting us at the address noted above.

                        VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend the current Articles of Incorporation of the Company under the Nevada Revised Statutes ("NRS") Section 78.390 (the "Amendment") require the affirmative vote of the holders of a majority of the voting power of the Company. Accordingly, the holders of a majority of the voting power of the Company must approve the Amendment.

In addition, NRS 78.320 provides in substance that shareholders may take action without a meeting of the shareholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of the outstanding voting shares holding not less than the minimum number of votes that would be necessary to approve such action at a shareholders meeting. This action is effective when written consents from holders of record of a majority of the outstanding shares of voting stock are executed and delivered to the Company.

The Company has no class of voting stock outstanding other than the Common Stock. There are currently 1,435,488 shares of Common Stock issued and outstanding, and each share of Common Stock is entitled to one vote. Accordingly, the vote or written consent of the shareholders holding at 717,745 shares of the Common Stock issued and outstanding is necessary to approve the filing of the Certificate of Amendment. In accordance with our bylaws, our board of directors has fixed the close of business on ________, 20__ as the record date for determining the shareholders entitled to vote or give written consent.

On December 12, 2008, a shareholder holding 989,305 (representing 69%) of the issued and outstanding shares of Common Stock, executed and delivered to the Company the Written Consent. Accordingly, in compliance with the NRS, at least a majority of the outstanding shares has approved the Amendment. As a result, no vote or proxy is required by the stockholders to approve the adoption of the foregoing resolutions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), the Articles of Amendment may not be filed with the Nevada Secretary of State until twenty calendar days after this Information Statement is first mailed to our stockholders. As mentioned earlier the Amendment will become effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Nevada, which is anticipated to be on or about ______________, twenty days after the mailing of this Information Statement.


                        PURPOSES AND EFFECT OF THE CHANGE


On December 12, 2008, the Company received a written consent in lieu of a meeting of stockholders (the "Written Consent") from the holder of 989,305 (representing 69%) of the issued and outstanding shares of our Common Stock. The Written Consent adopted the resolutions, which authorized the Company to amend the Company's Articles of Incorporation for the purpose of increasing the authorized capital from 16,604,278 shares, consisting of 1,604,278 shares of common stock, par value $0.001 and 15,000,000 shares of preferred stock, par value $0.001 to 230,000,000 authorized capital, consisting of 200,000,000 shares of common stock par value $0.0001, and 30,000,000 shares of preferred stock, par value $0.0001. The text of the proposed the Amendment to the Articles of Incorporation which contains the increase in the authorized capital is attached hereto as Appendix I. This Amendment will not affect total stockholder equity but will increase the authorized capitalization of the Company.

Our Board of Directors believes that by increasing the number of authorized capital of the Company will give the Company more flexibility to meet its obligations. Currently, the Company does not have sufficient shares of common stock authorized to honor certain contractual obligations, as described below. Accordingly, the Company needs to increase its authorized share capital.

Pursuant to the Merger Agreement by and among the Company, its wholly owned acquisition subsidiary Rodobo International, Inc., a Nevada corporation, Mega Profit Limited ("Mega"), a corporation formed under the laws of the Cayman Islands ("Cayman"), and its sole shareholder. As disclosed in the Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 6, 2008, pursuant to the Agreement, Navstar completed its acquisition of 100% ownership interest in Mega, which owns a 100% ownership interest in Harbin Rodobo Dairy Co., Ltd. ("Harbin"), a milk formula producer in China. At the closing, Navstar acquired all of the issued and outstanding capital stock of Mega from the Mega shareholder in exchange for 93% of the issued and outstanding shares of common stock of Navstar ("Merger"). Subsequent to the closing and as a direct consequence, the name of the company was changed to Rodobo International, Inc. pursuant to Chapter 92A the Revised Nevada Statutes in connection with the merger. The Company is currently authorized to issue 1,604,288 shares of common stock, of which 1,435,488 shares are issued and outstanding and 15,000,000 shares of preferred stock, none of which are issued and outstanding. In connection with the merger, all the convertible note holders who collectively held $1,000,000 original face value of the convertible notes, will be converted into approximately 458,490 shares of common stock of the Company. Currently, the Company does not have sufficient shares of common stock authorized to honor its obligations to the convertible note holders. For the foregoing reason, the Company needs to increase its authorized share capital.

The additional Common Stock authorized by the proposed amendment would have rights identical to our currently outstanding Common Stock. Holders of our Common Stock are entitled to one vote per share on all matters submitted to a vote of our shareholders, including the election of directors, and except as otherwise required by law or as provided in any resolution adopted by our Board with respect to any series of preferred stock, the holders of such shares will exclusively possess all voting power. Holders of Common Stock do not have the right to cumulative voting for the election of directors. Subject to the preferential rights of any outstanding series of preferred stock, the holders of Common Stock will be entitled to such dividends as may be declared from time to time by our Board from funds legally available therefore and will be entitled to receive pro rata all of our assets available for distribution to such holders upon liquidation. The Board further believes that it is in Company's best interests to increase the number of authorized shares of Common Stock in order to provide the Company with the flexibility to issue Common Stock without further action by the Company's stockholders (unless required by law or regulation) for such other corporate purposes as the Board may deem advisable. These purposes may include, among other things, the sale of shares to obtain additional capital funds, the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans of the Company or of acquired companies, the acquisition of other companies, and other bona fide purposes.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December __, 2008, the number of shares of Common Stock beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 1,435,488 issued and outstanding shares of Common Stock. Unless otherwise indicated, the business address of each such person is c/o Rodobo International, Inc. 380 Changjiang Road Nangang District, Harbin, PRC 150001.

Name and Address of                 Amount and Nature of             Percent
Beneficial Owner                    Beneficial Ownership             of Class
----------------                    --------------------             --------
Zhao Weihua                         989,305                            69%
Xiuzhen Qiao                        0                                  0%
Yanbin Wang                         0                                  0%
All directors and executive         0                                  69%
 officers as a group
(2 individual)


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     None of the following parties has, since the date of incorporation of the Company, had any material interest, direct or indirect, in any transaction with the Company or in any presently proposed transaction that has or will materially affect us:

          -    any of our directors or officers;

          -    any person proposed as a nominee for election as a director;

          - any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

          - any relative or spouse of any of the foregoing persons who has the same house as such person.


                      INTEREST OF CERTAIN PERSONS IN OR IN
                     OPPOSITION TO MATTERS TO BE ACTED UPON

     No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the Articles of Amendment or Reverse Split which is not shared by all other stockholders.

                                  OTHER MATTERS

     The Board knows of no other matters other than those described in this Information Statement which have been approved or considered by the holders of a majority of the shares of the Company's voting stock.


IF YOU HAVE ANY QUESTIONS REGARDING THIS INFORMATION STATEMENT AND/OR THE ARTICLES OF AMENDMENT, PLEASE CONTACT:


RODOBO INTERNATIONAL, INC.
380 Changjiang Road
Nangang District, Harbin, PRC 150001
86 0451 82260522


                                             By Order of the Board of Directors,

                                             /s/ Yanbin Wang
                                             ---------------
                                             Yanbin Wang
                                             President

                                                                      Appendix I

                     AMENDMENT TO ARTICLES OF INCORPORATION
                                       OF
                           RODOBO INTERNATIONAL, INC.


     Rodobo International, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

     1. The name of the corporation is Rodobo International, Inc. and the name under which the Corporation was originally incorporated is Navstar Media Holdings, Inc. The date of filing of its original Articles of Incorporation with the Secretary of State was January 28, 2008.

     2. This Amended Articles of Incorporation amends the provisions of the Articles of Incorporation of this corporation in full.

     3. The text of the Articles of Incorporation as amended and heretofore is hereby amended to read as herein set forth in full:

                           "ARTICLES OF INCORPORATION

                                       OF

                           RODOBO INTERNATIONAL, INC.

     1. Name of Corporation: Rodobo International, Inc.

     2. Registered Agent for Service of Process: Corporate Agents of Nevada, 4955 S Durango Dr., Las Vegas Nevada 89113.

     3. Authorized Capital: (a) the total number of shares of stock which the Corporation shall have authority to issue is Two Hundred Thirty Million (230,000,000) which shall consist of (i) Two Hundred Million (200,000,000) shares of common stock, par value $0.0001 per share (the "Common Stock"), and
(ii) Thirty Million (30,000,000) shares of preferred stock, par value $0.0001 per share (the "Preferred Stock").

          (b) The Preferred Stock may be issued in one or more series, from time to time, with each such series to have such designation, relative rights, preferences or limitations, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation (the "Board"), subject to the limitations prescribed by law and in accordance with the provisions hereof, the Board being hereby expressly vested with authority to adopt any such resolution or resolutions. The authority of the Board with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

               (i) The distinctive designation and number of shares comprising such series, which number may (except where otherwise provided by the Board increasing such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by like action of the Board;

               (ii) The dividend rate of such series, the conditions and time upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of Stock or series thereof, or any other series of the same class, and whether such dividends shall be cumulative or non-cumulative;

               (iii) The conditions upon which the shares of such series shall be subject to redemption by the Corporation and the times, prices and other terms and provisions upon which the shares of the series may be redeemed;

               (iv) Whether or not the shares of the series shall be subject to the operation of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if such retirement or sinking fund be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

               (v) Whether or not the shares of the series shall be convertible into or exchangeable for shares of any other class or classes, with or without par value, or of any other series of the same class, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange;

               (vi) Whether or not the shares of the series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

               (vii) The rights of the shares of the series in the event of voluntary or involuntary liquidation, dissolution or upon the distribution of assets of the Corporation; and

               (viii) Any other powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of such series, as the Board may deem advisable and as shall not be inconsistent with the provisions of this Articles of Incorporation.

          (c) The holders of shares of the Preferred Stock of each series shall be entitled to receive, when and as declared by the Board, out of funds legally available for the payment of dividends, dividends (if any) at the rates fixed by the Board for such series before any cash dividends shall be declared and paid or set apart for payment, on the Common Stock with respect to the same dividend period.

          (d) The holders of shares of the Preferred Stock of each series shall be entitled, upon liquidation or dissolution or upon the distribution of the assets of the Corporation, to such preferences as provided in the resolution or resolutions creating such series of Preferred Stock, and no more, before any distribution of the assets of the Corporation shall be made to the holders of shares of the Common Stock. Whenever the holders of shares of the Preferred Stock shall have been paid the full amounts to which they shall be entitled, the holders of shares of the Common Stock shall be entitled to share ratably in all remaining assets of the Corporation.

     4. The governing board of the Corporation shall be styled as a "Board of Directors", and any member of said Board shall be styled as a "Director." The first Board of Directors of the corporation shall consist of one director. The number of directors of the Corporation may be increased or decreased in the manner provided in the Bylaws of the Corporation; provided, that the number of directors shall never be less than one. In the interim between elections of directors by stockholders entitled to vote, all vacancies, including vacancies caused by an increase in the number of directors and including vacancies resulting from the removal of directors by the stockholders entitled to vote which are not filled by said stockholders, may be filled by the remaining directors, though less than a quorum.

     The name and address of the Board of Directors are as follows:

              Name                                Address
              ----                                -------

          Wang Yanbin                       380 Changjiang Road
                                            Nangang District, Harbin, PRC 150001
                                            86 0451 82260522

          Qiao Xiuzhen                      380 Changjiang Road
                                            Nangang District, Harbin, PRC 150001
                                            86 0451 82260522

     5. The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented. Any repeal or amendment of this Article by the stockholders of the Corporation shall be prospective.

     6. The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     7. The Corporation shall have perpetual existence.

     8. The nature of the business of the Corporation and the objects or the purposes to be transacted, promoted, or carried on by it are to engage in any lawful activity.

     9. The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation in the manner now or here-after prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation."

     4. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in a case of a vote of classes or series or may be required by the provisions of the articles of incorporation in favor of the amendment is 69%.



                                     By:
                                         --------------------------
                                     Name:  Yanbin Wang
                                     Title: Chief Executive Officer